EXHIBIT 11.1

March 23, 2016

Mr. George Roundy, Chief Executive & Financial Officer

Innovative Climatic Technologies Corp.

13835 N. Tatum Blvd #9-419

Phoenix, Arizona 85032

RE: Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form 1-A of our report dated January 28, 2016 with respect to the audited financial statements of Innovative Technologies Corporation, for the year ended December 31, 2015.

We also consent to the references to us under the heading "Experts" in such Form 1-A.

Very truly yours,

The Pun Group, LLP

Certified Public Accountants

6265 Greenwich Drive, Suite 220, San Diego, California 92122
Tel: 858-242-5100 · Fax: 858-242-5150
www.pungroup.com